Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2026 Financial Results

Q1FY26 Highlights:
•Revenue of $2.82 billion, up 27% year over year
•GAAP diluted EPS of $3.07 and non-GAAP diluted EPS of $1.78
•Cash flow from operations of $672 million; free cash flow of $599 million
•Q2FY26 revenue expected to be up 20% year over year at mid-point

SAN JOSE, Calif. — October 30, 2025 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter 2026 financial results for the period ended October 3, 2025.

“Western Digital continues to execute well in a strong demand environment driven by growth of data storage in the cloud. In our fiscal first quarter, we achieved revenue and gross margin above the high end of our guidance range, while delivering strong free cash flow,” said Irving Tan, CEO of Western Digital. “As AI accelerates data creation, Western Digital’s continued innovation and operational discipline position us well to capture new opportunities and drive sustained shareholder value. Reflecting confidence in the company’s strong business momentum, the Board of Directors has increased the quarterly cash dividend on the company’s common stock by 25% to $0.125 per share.”

Western Digital Reports Fiscal First Quarter 2026 Financial Results

Q1FY26 Financial Highlights

($ in millions, except per share amounts)
	GAAP

	Q1FY26	Q4FY25	Q1FY25	Q/Q	Y/Y
Revenue	$2,818	$2,605	$2,212	+8%	+27%
Gross Margin	43.5%	41.0%	36.4%	+250 bps	+710 bps
Operating Income	$792	$680	$334	+16%	+137%
Operating Margin	28.1%	26.1%	15.1%	+200 bps	+1300 bps
Diluted Net Income Attributable to Common Shareholders	$1,154	$243	$149	+375%	+674%
Diluted Net Income Per Common Share	$3.07	$0.67	$0.42	+358%	+631%

	Non-GAAP

	Q1FY26	Q4FY25	Q1FY25	Q/Q	Y/Y
Revenue	$2,818	$2,605	$2,212	+8%	+27%
Gross Margin	43.9%	41.3%	37.3%	+260 bps	+660 bps
Operating Income	$856	$732	$407	+17%	+110%
Operating Margin	30.4%	28.1%	18.4%	+230 bps	+1200 bps
Diluted Net Income Attributable to Common Shareholders	$655	$600	$262	+9%	+150%
Diluted Net Income Per Common Share	$1.78	$1.70	$0.75	+5%	+137%

Western Digital Reports Fiscal First Quarter 2026 Financial Results

Business Outlook for Fiscal Second Quarter of 2026
“We expect continued revenue growth driven by data center demand, and improved profitability led by the adoption of our high-capacity drives. For our fiscal second quarter of 2026, at the mid-point of the ranges provided in the table below, we expect revenues of $2.9 billion, non-GAAP gross margin of 44.5%, with non-GAAP EPS of $1.88,” said Kris Sennesael, CFO of Western Digital.

Non-GAAP(1)
Revenue	$2.9B +/- $100M
Gross margin	44% - 45%
Operating expenses	$365M - $375M
Interest and other expense, net	~ $50M
Tax rate	~ 17%
Diluted net income per common share	$1.88 +/- $0.15
Diluted weighted average shares	~ 375M
(1)     We provide earnings guidance only on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate or cannot be allocated or quantified with certainty and is dependent on future events outside of our control. Please refer to the section titled “Non-GAAP Guidance” under “Discussion Regarding the Use of Non-GAAP Financial Measures” in this press release for additional information regarding the non-GAAP measures, including quantification of known expected adjustment items.

Dividend
Western Digital’s Board of Directors declared a cash dividend of $0.125 per share of the company’s common stock, which will be paid on December 18, 2025 to stockholders of record as of the close of business on December 4, 2025.

Western Digital’s Fiscal First Quarter 2026 Conference Call
Western Digital will host a conference call to discuss its fiscal first quarter 2026 results and business outlook for the fiscal second quarter of 2026 today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. The live and archived conference call and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
At Western Digital, our vision is to unleash the power and value of data. For decades, we have been at the forefront of storage innovation, which fuels our mission to be the market leader in data storage, delivering solutions for now and the future. We are committed to providing scalable, sustainable technology for the world’s hyperscalers, enterprises, and cloud providers, and delivering cutting-edge innovation that will drive the next generation of AI-driven data workloads. All that we do is powered by our people, who are united in a common purpose of creating solutions that move the world forward. Follow Western Digital on LinkedIn and learn more at www.westerndigital.com.

Western Digital Reports Fiscal First Quarter 2026 Financial Results

Basis of Presentation
On February 21, 2025 (the “Separation Date”), Western Digital Corporation (“WDC”) completed the previously announced separation of its Flash business unit into a separate company, Sandisk Corporation (“Sandisk”).

The financial and operating results of Sandisk subsequent to the Separation Date are no longer consolidated into WDC’s financial and operating results. For all periods prior to the Separation Date, the historical results of WDC are reflected on a continuing operations basis with the historical results of Sandisk for such periods reflected as discontinued operations in WDC’s financial highlights and condensed consolidated statements of operations included in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and operational and financial performance for the second fiscal quarter of 2026 and beyond, and demand and market conditions for our products and growth opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse global or regional conditions, including new or additional tariffs or trade restrictions; the company’s dependence on a limited number of qualified suppliers; volatility in demand for the company’s products; the impact of business and market conditions, including inflation, increases in interest rates and an economic recession; the outcome and impact of the company’s completed separation of its HDD and Flash businesses; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; any decisions to reduce or discontinue paying cash dividends or repurchasing shares of the company’s common stock; the company’s ability to achieve its greenhouse gas emissions reduction and other sustainability goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 14, 2025 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions; unaudited)

	Three Months Ended
	October 3, 2025	September 27, 2024
Revenue, net	$2,818	$2,212
Cost of revenue	1,591	1,406
Gross profit	1,227	806
Operating expenses:
Research and development	294	262
Selling, general and administrative	138	204
Litigation matter	—	3
Business realignment charges	3	3
Total operating expenses	435	472
Operating income	792	334
Interest and other income (expense), net	545	(91)
Income before taxes	1,337	243
Income tax expense	155	90
Net income from continuing operations	1,182	153
Net income from discontinued operations, net of taxes	—	340
Net income	$1,182	$493

WESTERN DIGITAL CORPORATION
EARNINGS PER COMMON SHARE
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 3, 2025	September 27, 2024
Net income from continuing operations	$1,182	$153
Dividends and income attributable to participating securities(1)	(30)	(4)
Basic net income from continuing operations attributable to common shareholders	1,152	149
Re-allocation of participating securities considered potentially dilutive	2	—
Diluted net income from continuing operations attributable to common shareholders	$1,154	$149

Weighted average shares:
Basic	345	344
Diluted	376	357

Net income from continuing operations per common share:
Basic	$3.34	$0.43
Diluted	$3.07	$0.42

(1)     Participating securities consist of preferred stock because it participates on a pro rata basis in any dividends declared on shares of common stock.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	October 3, 2025	June 27, 2025

ASSETS
Current assets:
Cash and cash equivalents	$2,048	$2,114
Accounts receivable, net	1,355	1,486
Inventories	1,393	1,291
Retained interest in Sandisk	965	354
Other current assets	514	611
Total current assets	6,275	5,856
Property, plant and equipment, net	2,345	2,343
Goodwill	4,319	4,319
Other non-current assets	1,420	1,484
Total assets	$14,359	$14,002
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,533	$1,266
Accrued expenses	703	719
Accrued compensation	413	407
Income taxes payable	298	800
Current portion of long-term debt	2,226	2,226
Total current liabilities	5,173	5,418
Long-term debt	2,457	2,485
Other liabilities	612	559
Total liabilities	8,242	8,462
Convertible preferred stock	229	229
Total shareholders’ equity	5,888	5,311
Total liabilities, convertible preferred stock and shareholders’ equity	$14,359	$14,002

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	October 3, 2025	September 27, 2024
Cash flows from operating activities
Net income	$1,182	$493
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	88	135
Stock-based compensation	53	84
Deferred income taxes	55	54
Gain on retained interest in Sandisk	(611)	—
Other non-cash operating activities, net	4	21
Changes in:
Accounts receivable, net	131	(292)
Inventories	(101)	(76)
Accounts payable	248	216
Accounts payable to related parties	—	39
Other assets and liabilities, net	(377)	(640)
Net cash provided by operating activities	672	34
Cash flows from investing activities
Purchases of property, plant and equipment, net	(73)	(95)
Activity related to Flash Ventures, net	—	47
Strategic investments and other, net	16	3
Net cash used in investing activities	(57)	(45)
Cash flows from financing activities
Employee stock plans, net	(55)	(64)
Repurchases of common stock	(553)	—
Dividends paid to shareholders	(39)	—
Repayment of debt, net	(31)	(38)
Net cash used in financing activities	(678)	(102)
Effect of exchange rate changes on cash	(3)	10
Cash and cash equivalents reclassified to assets held for sale	—	(71)
Net decrease in cash and cash equivalents	(66)	(174)
Cash and cash equivalents, beginning of period	2,114	1,879
Cash and cash equivalents, end of period	$2,048	$1,705

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except percentages; unaudited)

	Three Months Ended
	October 3, 2025	June 27, 2025	September 27, 2024
GAAP gross profit	$1,227	$1,067	$806
Stock-based compensation expense	9	8	10
Litigation matter	—	—	9
Other	1	2	1
Non-GAAP gross profit	$1,237	$1,077	$826

GAAP gross margin(1)	43.5%	41.0%	36.4%
Non-GAAP gross margin(1)	43.9%	41.3%	37.3%

GAAP operating expenses	$435	$387	$472
Stock-based compensation expense	(44)	(37)	(47)
Litigation matter	—	—	(3)
Business realignment charges	(3)	(1)	(3)
Other	(7)	(4)	—
Non-GAAP operating expenses	$381	$345	$419

GAAP operating income	$792	$680	$334
Gross profit adjustments	10	10	20
Operating expense adjustments	54	42	53
Non-GAAP operating income	$856	$732	$407

GAAP operating margin(1)	28.1%	26.1%	15.1%
Non-GAAP operating margin(1)	30.4%	28.1%	18.4%

GAAP interest and other income (expense), net	$545	$(333)	$(91)
Loss (gain) on retained interest in Sandisk	(611)	166	—
Loss on extinguishment of debt	—	100	—
Litigation matter	—	—	2
Other	22	15	1
Non-GAAP interest and other income (expense), net	$(44)	$(52)	$(88)

GAAP income tax expense	$155	$95	$90
Income tax adjustments	(16)	(32)	(39)
Non-GAAP income tax expense	$139	$63	$51

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 3, 2025	June 27, 2025	September 27, 2024
GAAP net income from continuing operations	$1,182	$252	$153
Amount allocated to preferred shareholders	(28)	(9)	(4)
GAAP diluted net income from continuing operations attributable to common shareholders	$1,154	$243	$149

GAAP net income from continuing operations	$1,182	$252	$153
Gross profit adjustments	10	10	20
Operating expense adjustments	54	42	53
Interest and other expense adjustments	(589)	281	3
Income tax adjustments	16	32	39
Non-GAAP net income from continuing operations	673	617	268
Amount allocated to preferred shareholders	(18)	(17)	(6)
Non-GAAP diluted net income from continuing operations attributable to common shareholders	$655	$600	$262

Diluted net income from continuing operations per common share:
GAAP	$3.07	$0.67	$0.42
Non-GAAP	$1.78	$1.70	$0.75

Diluted weighted average shares:
GAAP	376	362	357
Benefit of shares related to capped call transactions(2)	(7)	(9)	(7)
Non-GAAP	369	353	350

Cash flows
Cash flows provided by operating activities	$672	$746	$34
Purchases of property, plant and equipment, net	(73)	(71)	(95)
Activity related to Flash Ventures, net	—	—	47
Free cash flow(3)	$599	$675	$(14)

(1) GAAP and non-GAAP gross margin, as well as GAAP and non-GAAP operating margin, are calculated by dividing GAAP and non-GAAP gross profit, as well as GAAP and non-GAAP operating income, respectively, by Revenue, net.
(2) Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares, which include the benefit of shares related to capped call transactions. Calculations of amounts presented for prior periods have been revised to conform to the new presentation.
(3) Cash flows are presented on a consolidated basis and include the results of Sandisk through the Separation Date.

Discussion Regarding the Use of Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the tables above set forth non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP diluted net income from continuing operations attributable to common shareholders; non-GAAP diluted net income from continuing operations per common share; non-GAAP diluted weighted average shares; and free cash flow (“non-GAAP measures”). In addition, non-GAAP diluted net income from continuing operations per common share is calculated based on non-GAAP diluted weighted average shares outstanding, as described in footnote 2 to the Reconciliation of GAAP to Non-GAAP Financial Measures table. These non-GAAP measures are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. The company believes the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these non-GAAP measures exclude, as applicable, stock-based compensation expense; charges related to a litigation matter; business realignment charges; loss (gain) on retained interest in Sandisk; loss on extinguishment of debt; other adjustments; and income tax adjustments. The company believes these measures, along with the related reconciliations to the GAAP measures, provide additional detail and comparability for assessing the company’s results. These non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Litigation matter. The company had recognized expenses related to a previous judgment in a patent litigation matter, which consisted of an award of damages, prejudgment interest, and estimated plaintiff legal costs. The company had also recognized post-judgment interest in interest and other expense, net as well as expenses in its cost of revenue related to the amortization of patent licenses that the company has capitalized related to this litigation matter. The company has since entered into a settlement agreement with the plaintiff, which resulted in the reversal of a portion of these charges for the three and nine months ended March 28, 2025. The company believes these charges and reversals do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business. For further information regarding the litigation matter, see Note 17 to the notes to consolidated financial statements included in the company’s Annual Report on Form 10-K, filed with the SEC on August 14, 2025, as well as Note 14 to the notes to consolidated financial statements included in the company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2025, when filed.

Business realignment charges. From time to time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees or restructure its operations. From time to time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Loss (gain) on retained interest in Sandisk. The company retained an ownership interest in Sandisk at the time of the separation and has recognized losses (gains) on the mark-to-market adjustment of such interest. The company believes these adjustments do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Loss on extinguishment of debt. In connection with the company’s liquidation of a portion of its retained interest in Sandisk following the separation, the company recognized a loss in the exchange of that portion of the Sandisk shares to settle a portion of the company’s outstanding debt. The company believes this loss does not reflect the company’s operating results and is not indicative of the underlying performance of its business.

Other adjustments. From time to time, the company sells or impairs investments or other assets that are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments represent the difference between income taxes based on a forecasted annual GAAP tax rate and a forecasted annual non-GAAP tax rate, which have been adjusted to account for the tax effects of items excluded from non-GAAP pre-tax income as well as the tax effects of non-recurring and period-specific tax items. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

As described above, the company also presents the following non-GAAP financial measures:

Non-GAAP diluted weighted average shares. Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares and has also adjusted the prior year periods to conform to the new presentation. Management uses non-GAAP diluted weighted average shares to evaluate — in addition to the potential dilution due to the outstanding restricted stock units and the dilution from the 2028 convertible notes that are included in GAAP diluted weighted average shares — the benefit expected to be provided by existing capped call transactions entered into in connection with the 2028 convertible notes to offset the dilutive impact of the convertible notes, up to their capped limit. In periods where the quarterly average stock price per share exceeds the conversion price of the 2028 convertible notes, non-GAAP diluted weighted average shares includes the anti-dilutive impact of the company’s capped call transactions, up to the capped call price of $50.47 per share.

Free cash flow. Free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net, and the pre-separation activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, returning capital to investors, repaying debt and strengthening the balance sheet.

Non-GAAP Guidance
This press release contains forward-looking estimates of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP diluted net income per common share, and non-GAAP diluted weighted average shares for the fiscal second quarter of 2026 (“Q2FY26”). We provide these non-GAAP measures to investors on a prospective basis because certain information necessary to reconcile such guidance to GAAP is difficult to predict and estimate or cannot be allocated or quantified with certainty and is often dependent on future events that may be uncertain or outside of our control. Accordingly, reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP diluted net income per common share, and non-GAAP diluted weighted average shares to the most directly comparable GAAP financial measures (gross margin, operating expenses, tax rate, diluted net income per common share, and diluted weighted average shares, respectively) are not available without unreasonable effort.

The known adjustments to our non-GAAP guidance for Q2FY26 and details on how our non-GAAP tax rate guidance is determined are provided below:
•Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $10 million.
•Non-GAAP operating expenses guidance excludes stock-based compensation and other expenses, totaling approximately $40 million to $50 million.
•Non-GAAP diluted net income per common share guidance excludes the items described above, totaling $50 million to $60 million.
•Non-GAAP diluted net income per common share guidance is calculated based on non-GAAP diluted weighted average shares, which includes the benefit of 4 million shares expected to be provided by existing capped call transactions entered into in connection with our convertible senior notes due 2028 to offset the dilutive impact of the convertible notes, up to their capped limit.
•Non-GAAP tax rate guidance is determined based on a percentage of non-GAAP pre-tax income or loss. Our estimated non-GAAP tax rate may differ from our GAAP tax rate due to: (i) the tax effects of items excluded from our non-GAAP pre-tax income or loss; (ii) the tax effects of non-recurring and period-specific items; and (iii) our accrual of GAAP income taxes and non-GAAP income taxes, which are calculated in each interim period using our best estimates of income taxes for the full year.

In addition to the adjustments to our forward-looking non-GAAP financial measures described above, reconciliations to comparable forward-looking GAAP financial measures may include additional adjustments that are not available without unreasonable effort. These additional adjustments may include unanticipated changes in our GAAP effective tax rate, unanticipated charges related to business realignment, unanticipated litigation matters, mark-to-market gains or losses on our retained shares of Sandisk, and other unanticipated gains, losses, and impairments, and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

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Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
Ambrish Srivastava	Media Relations
408.717.9765	408.801.0021
ambrish.srivastava@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com